Exhibit 99.1

PRESS RELEASE	Franklin Street Properties Corp.
401 Edgewater Place • Suite 200 • Wakefield, Massachusetts 01880 • (781) 557-1300 • www.franklinstreetproperties.com
Contact: John Demeritt (877) 686-9496	FOR IMMEDIATE RELEASE

FRANKLIN STREET PROPERTIES CORP. ANNOUNCES

SECOND QUARTER 2012 RESULTS

Wakefield, MA—August 1, 2012—Franklin Street Properties Corp. (the “Company”, “FSP”, “we” or “our”) (NYSE MKT: FSP), an investment firm specializing in real estate, announced today Funds From Operations (FFO) of $19.0 million or $0.23 per share for the second quarter ended June 30, 2012. The Company also announced Net Income of $5.4 million and Earnings Per Share (EPS) of $0.07 for the second quarter and provided an update on other activities.

The Company evaluates its performance based on Net Income, EPS and FFO and believes each is an important measure. A reconciliation of Net Income to FFO, which is a non-GAAP financial measure, is provided on page 3 of this press release.

	Three Months Ended June 30,			Six Months Ended June 30,
(in 000's except per share data)	2012	2011	Increase (Decrease)	2012	2011	Increase (Decrease)

Net Income	$5,434	$10,381	$(4,947)	$11,172	$35,148	$(23,976)

FFO	$19,041	$20,140	$(1,099)	$38,612	$36,390	$2,222
Per Share Data:
EPS	$0.07	$0.13	$(0.06)	$0.13	$0.43	$(0.30)
FFO	$0.23	$0.25	$(0.02)	$0.47	$0.45	$0.02

Comparing results for the second quarter of 2012 to 2011, Net Income and EPS decreased $4.9 million or $0.06 per share and FFO decreased $1.1 million or $0.02 per share. The decrease in Net Income and EPS was primarily because in the second quarter of 2011 our investment bank contributed about $3.3 million and we realized a gain on sale of a property in Savage, Maryland in June of 2011, which contributed $2.3 million, neither of which was a factor in the second quarter of 2012. These decreases were partially offset by the benefits of real estate investments made over the last 12 months discussed further below. The decrease in FFO was also because of the investment banking segment, which was discontinued during 2011, and was partially offset by increases from the benefit of increased interest income from real estate loan investments, five property acquisitions made in 2011 (including three acquisitions made in March 2011), all of which we had for the full second quarter of 2012 and leasing activity.

Comparing results for the first half of 2012 to 2011, Net Income and EPS decreased $24.0 million or $0.30 per share and FFO increased $2.2 million or $0.02 per share. The decrease in Net Income and EPS was primarily from the gains on sale of properties in January and June of 2011, which contributed $21.9 million or $0.27 per share to the first half of 2011. We did not sell any properties during the first half of 2012. In addition, during the six months ended June 30, 2011 our investment bank contributed about $3.4 million, which was not a factor during the six months ended June 30, 2012. These decreases were partially offset by the benefits of real estate investments made over the last 12 months discussed further below. The increase in FFO was primarily from the benefits of increased interest income from real estate loan investments, five property acquisitions made in 2011 (including three acquisitions made in March 2011), all of which we had for the full first half of 2012. We also had the benefit of increased leasing activity that increased occupancy in the real estate portfolio at June 30, 2012 to 90.0% compared to 86.9% at June 30, 2011.

George J. Carter, President and CEO, commented as follows:

“For the second quarter of 2012, FSP's profits as represented by FFO totaled approximately $19.0 million or $0.23 per share, a decrease of approximately $529,000 or $0.01 per share compared to the first quarter of 2012. Dividend distributions declared for the second quarter of 2012, which are payable on August 16, 2012, will be approximately $15.8 million or $0.19 per share.

Our directly-owned real estate portfolio of 36 properties, totaling 7,052,592 square feet, was approximately 90% leased as of June 30, 2012, up from approximately 89% leased as of March 31, 2012. Our property portfolio is primarily suburban office assets. Most of the rental/leasing markets where our properties are located remained stable during the second quarter, both in terms of occupancy and rental rate levels. Within this environment, we continue to make slow but steady leasing progress. Our property portfolio has relatively modest lease expirations over the next two and a half years and, along with our improving occupancy levels, should allow overall tenant improvement expenditures and leasing costs to moderate in relation to the level of rental revenues being achieved. We are beginning to see the early signs of that trend.

There were no additional real estate investments completed in the second quarter of 2012. However, on July 5, 2012, FSP made a $33 million two-year bridge loan on a suburban office property located in the I-10 energy corridor of Houston, Texas. The property is a 14-story, multi-tenant Class A office building containing approximately 325,796 rentable square feet. The property is owned by FSP Energy Tower I Corp., a single-asset REIT affiliate of FSP, and is approximately 100% leased. The loan is secured by a first mortgage on the property. On July 31, 2012, FSP purchased a Class A suburban office property in Atlanta, Georgia known as “One Ravinia Drive” for $52.8 million. The property is 17 stories, contains approximately 386,603 rentable square feet, is approximately 82% leased to numerous tenants and is located in the “Central Perimeter” submarket of Atlanta. FSP and its affiliates have been investing in the suburban Atlanta office market since 2003 and currently own three properties there totaling approximately 907,000 square feet.

There were no property sales in the second quarter of 2012, although we continuously review and evaluate our directly-owned portfolio of 36 properties for potentially advantageous disposition opportunities. In addition, certain properties owned by some of our single-asset REIT affiliates, and in which FSP may have a financial interest, could become possible candidates for sale as they stabilize their occupancies and the markets in which they are located become more attractive to potential acquirers. FSP Phoenix Tower Corp., a single-asset REIT affiliate of FSP, owns a 34-story multi-tenant Class A office building containing approximately 623,944 square feet located in Houston, Texas that is currently being offered for sale. FSP has both an equity and first mortgage loan investment in FSP Phoenix Tower Corp. On July 27, 2012, FSP’s $106.2 million two-year bridge loan to its single-asset REIT affiliate, FSP 50 South Tenth Street Corp., was repaid in full from the proceeds of an institutional third-party first mortgage loan secured by the Minneapolis, Minnesota CBD property. Additional potential real estate investment opportunities are actively being explored and we anticipate further real estate investments this year.

We continue looking forward to the balance of 2012 and beyond.”

Dividend Announcement

On July 13, 2012, the Company announced that its Board of Directors declared a regular quarterly dividend for the three months ended June 30, 2012 of $0.19 per share of common stock payable on August 16, 2012 to stockholders of record on July 27, 2012.

Real Estate Update

Supplementary Schedules D and E provide property information for our continuing real estate portfolio of 36 properties and for three non-consolidated REITs that we had preferred stock interests in as of June 30, 2012. The Company will also be filing a supplemental information package that will provide stockholders and the financial community with additional operating and financial data. The Company will file this supplemental information package with the SEC and make it available on its website at www.franklinstreetproperties.com.

__________________________________________________________________________________________

A reconciliation of Net Income to FFO is shown below and a definition of FFO is provided on Supplementary Schedule I. We believe FFO is used broadly throughout the real estate investment trust (REIT) industry as a measurement of performance. We have included the NAREIT FFO definition in our table and note that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do. Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that define FFO differently.

Reconciliation of Net Income to FFO:	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share amounts)	2012	2011	2012	2011

Net income	$5,434	$10,381	$11,172	$35,148
Less gain on sale of properties	—	(2,346)	—	(21,939)
GAAP (income) loss from non-consolidated REITs	(494)	(1,166)	(885)	(2,938)
Distributions from non-consolidated REITs	898	1,215	1,827	2,982
Depreciation & amortization	13,203	12,047	26,498	22,859
NAREIT FFO	19,041	20,131	38,612	36,112
Acquisition costs of new properties	—	9	—	278
Funds From Operations (FFO)	$19,041	$20,140	$38,612	$36,390

Per Share Data
EPS	$0.07	$0.13	$0.13	$0.43
FFO	$0.23	$0.25	$0.47	$0.45

Weighted average shares (basic and diluted)	82,937	81,437	82,937	81,437

__________________________________________________________________________________________

Today’s news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.franklinstreetproperties.com. We routinely post information that may be important to investors in the Investor Relations section of our website. We encourage investors to consult that section of our website regularly for important information about us and, if they are interested in automatically receiving news and information as soon as it is posted, to sign up for E-mail Alerts.

A conference call is scheduled for August 2, 2012 at 10:00 a.m. (ET) to discuss the second quarter 2012 results. To access the call, please dial 1-877-317-6789. Internationally, the call may be accessed by dialing 1-412-317-6789. To listen via live audio webcast, please visit the Webcasts & Presentations section in the Investor Relations section of the Company's website (www.franklinstreetproperties.com) at least ten minutes prior to the start of the call and follow the posted directions. The webcast will also be available via replay from the above location starting one hour after the call is finished.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on achieving current income and long-term growth through investments in commercial properties. The majority of FSP's property portfolio is suburban office buildings, with select investments in certain central business district properties. FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes. To learn more about FSP please visit our website at www.franklinstreetproperties.com.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This press release may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, economic conditions in the United States, disruptions in the debt markets, economic conditions in the markets in which we own properties, risks of a lessening of demand for the types of real estate owned by us, changes in government regulations and regulatory uncertainty, uncertainty about governmental fiscal policy, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments. See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2011, as the same may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Franklin Street Properties Corp.

Earnings Release

Supplementary Information

Table of Contents

Franklin Street Properties Corp. Financial Results	A-C
Real Estate Portfolio Summary Information	D
Portfolio and Other Supplementary Information	E
Quarterly Information – Prior Four Quarters	F
Percentage of Leased Space	G
Largest 20 Tenants – FSP Owned Portfolio	H
Definition of Funds From Operations (FFO)	I

Franklin Street Properties Corp. Financial Results

Supplementary Schedule A

Condensed Consolidated Income Statements

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands, except per share amounts)	2012	2011	2012	2011

Revenue:
Rental	$35,830	$33,606	$72,498	$64,705
Related party revenue:
Management fees and interest income from loans	3,045	1,150	5,661	1,958
Other	39	7	73	13
Total revenue	38,914	34,763	78,232	66,676

Expenses:
Real estate operating expenses	8,828	8,765	17,905	17,495
Real estate taxes and insurance	5,576	5,228	11,389	9,987
Depreciation and amortization	13,224	12,029	26,480	22,774
Selling, general and administrative	2,236	1,602	4,313	3,247
Interest	4,037	3,578	7,714	5,986

Total expenses	33,901	31,202	67,801	59,489

Income before interest income, equity in earnings of
non-consolidated REITs and taxes	5,013	3,561	10,431	7,187
Interest income	4	5	12	16
Equity in earnings of non-consolidated REITs	494	1,166	885	2,134

Income before taxes on income	5,511	4,732	11,328	9,337
Taxes on income	77	68	156	118

Income from continuing operations	5,434	4,664	11,172	9,219

Discontinued operations:
Income from discontinued operations, net of income tax	—	3,371	—	3,990
Gain on sale of property less applicable income tax	—	2,346	—	21,939
Total discontinued operations	—	5,717	—	25,929

Net income	$5,434	$10,381	$11,172	$35,148

Weighted average number of shares outstanding,
basic and diluted	82,937	81,437	82,937	81,437

Earnings per share, basic and diluted, attributable to:
Continuing operations	$0.07	$0.06	$0.13	$0.11
Discontinued operations	—	0.07	—	0.32
Net income per share, basic and diluted	$0.07	$0.13	$0.13	$0.43

Franklin Street Properties Corp. Financial Results

Supplementary Schedule B

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30,	December 31,
(in thousands, except share and par value amounts)	2012	2011
Assets:
Real estate assets, net	$997,345	$1,006,221
Acquired real estate leases, less accumulated amortization
of $32,337 and $31,189, respectively	82,769	91,613
Investment in non-consolidated REITs	86,658	87,598
Cash and cash equivalents	22,620	23,813
Restricted cash	533	493
Tenant rent receivables, less allowance for doubtful accounts
of $1,300 and $1,235, respectively	1,403	1,460
Straight-line rent receivable, less allowance for doubtful accounts
of $135 and $135, respectively	33,142	28,545
Prepaid expenses	2,605	1,223
Related party mortgage loan receivables	177,536	140,516
Other assets	3,184	4,070
Office computers and furniture, net of accumulated depreciation
of $500 and $428, respectively	456	468
Deferred leasing commissions, net of accumulated amortization
of $10,706 and $9,220, respectively	22,112	22,641
Total assets	$1,430,363	$1,408,661

Liabilities and Stockholders’ Equity:
Liabilities:
Bank note payable	$494,000	$449,000
Accounts payable and accrued expenses	25,408	26,446
Accrued compensation	944	2,222
Tenant security deposits	2,113	2,008
Acquired unfavorable real estate leases, less accumulated amortization of $4,203 and $3,759, respectively	6,875	7,618
Total liabilities	529,340	487,294

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.0001 par value, 180,000,000 shares authorized, 82,937,405 and 82,937,405 shares issued and outstanding, respectively	8	8
Additional paid-in capital	1,042,876	1,042,876
Accumulated distributions in excess of accumulated earnings	(141,861)	(121,517)
Total stockholders’ equity	901,023	921,367
Total liabilities and stockholders’ equity	$1,430,363	$1,408,661

Franklin Street Properties Corp. Financial Results

Supplementary Schedule C

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Six Months Ended June 30,
(in thousands)	2012	2011
Cash flows from operating activities:
Net income	$11,172	$35,148
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	27,495	23,670
Amortization of above market lease	20	(62)
Gain on sale of real estate assets	—	(21,939)
Equity in earnings of non-consolidated REITs	(885)	(2,844)
Distributions from non-consolidated REITs	993	2,318
Increase (decrease) in bad debt reserve	65	(365)
Changes in operating assets and liabilities:
Restricted cash	(40)	(39)
Tenant rent receivables, net	(8)	441
Straight-line rents, net	(2,571)	(5,176)
Lease acquisition costs	(2,026)	(55)
Prepaid expenses and other assets, net	(1,512)	914
Accounts payable and accrued expenses	(1,395)	(726)
Accrued compensation	(1,278)	(733)
Tenant security deposits	105	546
Payment of deferred leasing commissions	(1,513)	(5,386)
Net cash provided by operating activities	28,622	25,712
Cash flows from investing activities:
Purchase of real estate assets, office computers and furniture	(7,112)	(127,999)
Acquired real estate leases	—	(45,032)
Investments in non-consolidated REITs	(1)	(10)
Distributions in excess of earnings from non-consolidated REITs	834	664
Investment in related party mortgage loan receivable	(37,020)	(4,232)
Changes in deposits on real estate assets	—	200
Investment in assets held for syndication, net	—	(8,200)
Proceeds received on sales of real estate assets	—	96,790
Net cash used in investing activities	(43,299)	(87,819)
Cash flows from financing activities:
Distributions to stockholders	(31,516)	(30,946)
Proceeds from equity offering, net	—	(90)
Borrowings under bank note payable	45,000	345,000
Repayment of bank note payable	—	(209,968)
Repayment of term loan payable	—	(74,850)
Deferred financing costs	—	(5,389)
Swap termination payment	—	(982)
Net cash provided by financing activities	13,484	22,775
Net decrease in cash and cash equivalents	(1,193)	(39,332)
Cash and cash equivalents, beginning of period	23,813	68,213
Cash and cash equivalents, end of period	$22,620	$28,881

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule D

Real Estate Portfolio Summary Information

(Unaudited & Approximated)

Commercial portfolio lease expirations (1)
	Total	% of
Year	Square Feet	Portfolio
2012	155,148	2.2%
2013	450,290	6.4%
2014	415,284	5.9%
2015	812,702	11.5%
2016	921,681	13.1%
Thereafter (2)	4,297,487	60.9%
	7,052,592	100.0%

(1)	Percentages are determined based upon square footage of expiring commercial leases.
(2)	Includes 705,090 square feet of current vacancies.

(dollars & square feet in thousands)	As of June 30, 2012
	# of		% of	Square	% of
State	Properties	Investment	Portfolio	Feet	Portfolio

Texas	10	$ 291,915	29.4%	2,029	28.7%
Colorado	4	124,153	12.4%	789	11.2%
Virginia	4	101,082	10.1%	684	9.7%
Minnesota	2	38,814	3.9%	626	8.9%
Missouri	3	66,949	6.7%	477	6.8%
North Carolina	3	67,834	6.8%	431	6.1%
Georgia	1	70,932	7.1%	387	5.5%
Illinois	2	50,283	5.0%	372	5.3%
Maryland	1	53,776	5.4%	325	4.6%
Michigan	1	14,659	1.5%	215	3.0%
Florida	1	46,244	4.6%	213	3.0%
Indiana	1	34,886	3.5%	205	2.9%
California	2	21,716	2.2%	182	2.6%
Washington	1	14,102	1.4%	117	1.7%
	36	$ 997,345	100.0%	7,052	100.0%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule E

Portfolio and Other Supplementary Information

(Unaudited & Approximated)

Capital Expenditures
Owned Portfolio	Three Months Ended		Three Months Ended		Six Months Ended
(in thousands)	31-Mar-12	31-Mar-11	30-Jun-12	30-Jun-11	30-Jun-12	30-Jun-11

Tenant improvements	$3,014	$2,506	$2,705	$3,215	$5,719	$5,721
Deferred leasing costs	2,196	2,819	1,343	2,567	3,539	5,386
Building improvements	746	449	1,003	876	1,749	1,325
	$5,956	$5,774	$5,051	$6,658	$11,007	$12,432

Square foot & leased percentages	June 30,	December 31,
	2012	2011

Owned portfolio of commercial real estate
Number of properties	36	36
Square feet	7,052,592	7,052,068
Leased percentage	90%	89%

Investments in non-consolidated REITs
Number of properties	3	3
Square feet	2,003,968	2,001,542
Leased percentage	89%	87%

Single Asset REITs (SARs) managed
Number of properties	13	13
Square feet	3,322,589	3,322,639
Leased percentage	85%	80%

Total owned, investments & managed properties
Number of properties	52	52
Square feet	12,379,149	12,376,249
Leased percentage	89%	86%

The following table shows property information for our investments in non-consolidated REITs:

			Square	% Leased	% Interest
Single Asset REIT name	City	State	Feet	30-Jun-12	Held
FSP 303 East Wacker Drive Corp.	Chicago	IL	844,953	93.8%	43.7%
FSP Grand Boulevard Corp.	Kansas City	MO	535,071	79.9%	27.0%
FSP Phoenix Tower Corp.	Houston	TX	623,944	91.8%	4.6%
			2,003,968	89.5%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule F: Quarterly Information

(Unaudited)

(in thousands)
	Q2	Q3	Q4	Q1
Revenue:	2011	2011	2011	2012
Rental	$33,606	$33,672	$37,014	$36,668
Related party revenue:
Management fees and interest income from loans	1,150	1,037	1,051	2,616
Other	7	7	29	34
Total revenues	34,763	34,716	38,094	39,318
Expenses:
Real estate operating expenses	8,765	9,328	9,862	9,077
Real estate taxes and insurance	5,228	5,020	5,426	5,813
Depreciation and amortization	12,029	12,351	13,124	13,256
Selling, general and administrative	1,602	1,654	2,012	2,077
Interest	3,578	3,419	3,261	3,677
Total expenses	31,202	31,772	33,685	33,900

Income before interest income, equity in earnings of non-consolidated REITs and taxes on income	3,561	2,944	4,409	5,418
Interest income	5	3	3	8
Equity in earnings of non-consolidated REITs	1,166	573	978	391

Income before taxes on income	4,732	3,520	5,390	5,817
Taxes on income	68	67	82	79

Income from continuing operations	4,664	3,453	5,308	5,738
Discontinued operations:
Income (loss) from discontinued operations, net of tax	3,371	(139)	(246)	—
Gain on sale of properties, less applicable income tax	2,346	—	—	—
Total discontinued operations	5,717	(139)	(246)	—

Net income	$10,381	$3,314	$5,062	$5,738

FFO calculations:

Net income	$10,381	$3,314	$5,062	$5,738
(Gain) Loss on sale of assets	(2,346)	—	—	—
GAAP income from non-consolidated REITs	(1,166)	(573)	(978)	(391)
Distributions from non-consolidated REITs	1,215	1,104	970	929
Acquisition costs	9	185	157	—
Depreciation of real estate & intangible amortization	12,047	12,332	13,248	13,295

Funds From Operations (FFO)	$20,140	$16,362	$18,459	$19,571

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule G

Percentage of Leased Space

(Unaudited & Estimated)

					First		Second
				% Leased (1)	Quarter	% Leased (1)	Quarter
			Square	as of	Average %	as of	Average %
	Property Name	Location	Feet	31-Mar-12	Leased (2)	30-Jun-12	Leased (2)

1	PARK SENECA	Charlotte, NC	109,550	80.5%	79.9%	81.5%	80.9%
2	HILLVIEW CENTER	Milpitas, CA	36,288	100.0%	100.0%	100.0%	100.0%
3	SOUTHFIELD	Southfield, MI	214,697	39.2%	39.2%	39.6%	38.5%
4	FOREST PARK	Charlotte, NC	62,212	100.0%	100.0%	100.0%	100.0%
5	CENTENNIAL	Colorado Springs, CO	110,405	85.4%	85.4%	85.4%	85.4%
6	MEADOW POINT	Chantilly, VA	138,537	100.0%	100.0%	100.0%	100.0%
7	TIMBERLAKE	Chesterfield, MO	232,766	97.7%	97.7%	93.2%	96.2%
8	FEDERAL WAY	Federal Way, WA	117,010	47.0%	47.0%	47.0%	47.0%
9	NORTHWEST POINT	Elk Grove Village, IL	176,848	100.0%	100.0%	100.0%	100.0%
10	TIMBERLAKE EAST	Chesterfield, MO	116,197	85.9%	85.9%	97.0%	89.6%
11	PARK TEN	Houston, TX	155,715	81.2%	81.2%	96.1%	91.1%
12	MONTAGUE	San Jose, CA	145,951	100.0%	100.0%	100.0%	100.0%
13	ADDISON	Addison, TX	293,787	95.8%	95.8%	95.8%	95.8%
14	COLLINS CROSSING	Richardson, TX	298,766	87.8%	87.8%	87.8%	87.8%
15	GREENWOOD PLAZA	Englewood, CO	197,527	48.9%	48.9%	48.9%	48.9%
16	RIVER CROSSING	Indianapolis, IN	205,059	93.9%	93.1%	96.1%	94.6%
17	LIBERTY PLAZA	Addison, TX	218,934	76.4%	77.4%	84.1%	78.9%
18	INNSBROOK	Glen Allen, VA	298,456	98.3%	98.3%	98.3%	98.3%
19	380 INTERLOCKEN	Broomfield, CO	240,184	89.5%	86.5%	89.5%	89.5%
20	BLUE LAGOON	Miami, FLA	212,619	100.0%	100.0%	100.0%	100.0%
21	ELDRIDGE GREEN	Houston, TX	248,399	100.0%	100.0%	100.0%	100.0%
22	WILLOW BEND	Plano, TX	117,050	77.4%	77.4%	77.8%	77.8%
23	ONE OVERTON PARK	Atlanta, GA	387,267	91.7%	90.9%	92.6%	92.3%
24	390 INTERLOCKEN	Broomfield, CO	241,516	96.4%	94.6%	97.2%	96.9%
25	EAST BALTIMORE	Baltimore, MD	325,445	56.2%	55.9%	58.2%	57.5%
26	PARK TEN PHASE II	Houston, TX	156,746	100.0%	100.0%	100.0%	100.0%
27	LAKESIDE CROSSING I	Maryland Heights, MO	127,778	100.0%	100.0%	100.0%	100.0%
28	LOUDOUN TECH	Dulles, VA	135,888	100.0%	100.0%	100.0%	100.0%
29	4807 STONECROFT	Chantilly, VA	111,469	100.0%	100.0%	100.0%	100.0%
30	EDEN BLUFF	Eden Prairie, MN	153,028	100.0%	100.0%	100.0%	100.0%
31	121 SOUTH EIGHTH ST	Minneapolis, MN	472,712	93.8%	93.8%	95.6%	94.4%
32	EMPEROR BOULEVARD	Durham, NC	259,531	100.0%	100.0%	100.0%	100.0%
33	LEGACY TENNYSON CTR	Plano, TX	202,600	100.0%	100.0%	100.0%	100.0%
34	ONE LEGACY	Plano, TX	214,110	100.0%	100.0%	100.0%	100.0%
35	909 DAVIS	Evanston, IL	195,245	94.8%	94.8%	94.8%	94.8%
36	1410 EAST RENNER	Richardson, TX	122,300	100.0%	100.0%	100.0%	100.0%

	TOTAL WEIGHTED AVERAGE		7,052,592	89.0%	88.8%	90.0%	89.5%

(1) % Leased as of month's end includes all leases that expire on the last day of the quarter.

(2) Average quarterly percentage is the average of the end of the month leased percentage for each of the 3 months during the quarter.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule H

Largest 20 Tenants – FSP Owned Portfolio

(Unaudited & Estimated)

The following table includes the largest 20 tenants in FSP’s owned portfolio based on leased square feet:

As of June 30, 2012
			% of
Tenant	Sq Ft	SIC Code	Portfolio
TCF National Bank	268,984	60	3.8%
Quintiles Transnational Corp	259,531	87	3.7%
CITGO Petroleum Corporation	248,399	29	3.5%
Burger King Corporation	212,619	58	3.0%
Denbury Onshore LLC	202,600	13	2.9%
RGA Reinsurance Company	185,501	63	2.6%
SunTrust Bank	182,888	60	2.6%
Citicorp Credit Services, Inc	176,848	61	2.5%
C.H. Robinson Worldwide, Inc	153,028	47	2.2%
Houghton Mifflin Harcourt Publishing Company	150,050	27	2.1%
Murphy Exploration & Production Company	144,677	13	2.1%
Giesecke & Devrient America, Inc.	135,888	73	1.9%
Monsanto Company	127,778	28	1.8%
AT&T Services, Inc.	122,300	48	1.7%
Vail Holdings, Inc.	122,232	79	1.7%
Northrop Grumman Systems Corporation	111,469	73	1.6%
Argo Data Resource Corporation	109,990	73	1.6%
Alliance Data Systems	96,749	73	1.4%
Federal National Mortgage Association	92,358	61	1.3%
County of Santa Clara	90,467	91	1.3%
Total	3,194,356		45.3%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule I

Definition of Funds From Operations (“FFO”),

The Company evaluates performance based on Funds From Operations, which we refer to as FFO, as management believes that FFO represents the most accurate measure of activity and is the basis for distributions paid to equity holders. The Company defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and acquisition costs of newly acquired properties that are not capitalized, plus depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges, and after adjustments to exclude non-cash income (or losses) from non-consolidated or Sponsored REITs, plus distributions received from non-consolidated or Sponsored REITs.

FFO should not be considered as an alternative to net income (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.

Other real estate companies and the National Association of Real Estate Investment Trusts, or NAREIT, may define this term in a different manner. We have included the NAREIT FFO definition in our table and note that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do.

We believe that in order to facilitate a clear understanding of the results of the Company, FFO should be examined in connection with net income and cash flows from operating, investing and financing activities in the consolidated financial statements.